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                                                                      Exhibit 11

STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
-----------------------------------------------


                                                           Fiscal Three Months Ended
                                            -------------------------------------------------------
                                                June 26, 1998                  June 27, 1997
                                                  (13 weeks)                     (13 weeks)
                                            -----------------------       -------------------------

BASIC EARNINGS PER SHARE
------------------------

Average shares outstanding                              18,510,000                      18,080,000
                                            =======================       =========================


Net income                               $               6,330,000     $                5,621,000
                                            =======================       =========================

Basic net income per share               $                    0.34     $                     0.31
                                            =======================       =========================


DILUTED EARNINGS PER SHARE
--------------------------

Average shares outstanding                              18,510,000                     18,080,000

Net effect of dilutive stock
options - based on the treasury
stock method using average
market price                                               192,000                        296,000
                                            -----------------------       -------------------------

            TOTAL                                       18,702,000                     18,376,000
                                            =======================       =========================


Net income                               $               6,330,000     $                5,621,000
                                            =======================       =========================

Diluted net income per share             $                    0.34     $                     0.31
                                            =======================       =========================


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